Delaware

The First State

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF FORMATION OF "PARADYME FUND A II, LLC", FILED IN THIS OFFICE ON THE TWENTY-SEVENTH DAY OF SEPTEMBER, A.D. 2023, AT 10:52 O`CLOCK P.M.

Jeffrey W. Bullock, Secretary of State

2420543 8100
SR# 20233598100

Authentication: 204268181
Date: 09-28-23

STATE OF DELAWARE
CERTIFICATE OF FORMATION
OF LIMITED LIABILITY COMPANY

The undersigned authorized person, desiring to form a limited liability company pursuant to the Limited Liability Company Act of the State of Delaware, hereby certifies as follows:

1. The Name of the limited liability company is:

Paradyme Fund A II, LLC

2. The Registered Office of the limited liability company in the State of Delaware is located at:

1209 Orange Street, Wilmington DE 19801

The name of the Registered Agent at such address upon whom process against this limited liability company may be served is:

National Registered Agents, Inc.

By Clemen Cunningham
Authorized Person

Name Clemen Cunningham
Print of Type

State of Delaware
Secretary of State
Division of Corporations
Delivered 10:52 PM 09/27/2023
FILED 10:52 PM 09/27/2023
SR 20233598100 - File Number 2420543